Exhibit 99

Investor Relations Department
P.O. Box 31601
Tampa, Florida 33631-3601
Telephone: (813) 871-4404 www.walterind.com

FOR IMMEDIATE RELEASE

WALTER INDUSTRIES ANNOUNCES
FOURTH QUARTER 2003 RESULTS

—Loss From Continuing Ops. Excl. Special Items Better Than Forecast at $0.26 Per Share —

—Full Year Earnings From Continuing Operations is $0.08 Per Share—

—Company Expects 2004 Earnings Per Share of $0.60 to $0.75 Excluding Special Items—

(Tampa, Florida) February 3, 2004-Walter Industries, Inc. (NYSE: WLT) today reported a net loss of $4.3 million, or $0.10 per diluted share, for the fourth quarter ended December 31, 2003.  The Company reported full year income from continuing operations of $3.3 million, or $0.08 per diluted share, and a loss from discontinued operations of $32.7 million, or $0.75 per diluted share. The net loss for the year was $29.0 million, or $0.67 per diluted share.

The loss from continuing operations for the fourth quarter was $19.3 million, or $0.46 per diluted share.  The loss from continuing operations before special items was $10.8 million, or $0.26 per diluted share, slightly better than the Company’s previous guidance of $0.27 to $0.33 per diluted share.  As expected, fourth quarter results from continuing operations reflected difficult operating conditions in the Company’s mining business, increases in workers compensation accruals, delayed completions in the Homebuilding segment and lower volumes at U.S. Pipe.

Charges for special items in the quarter totaled $8.5 million, or $0.20 per diluted share, for the early closure of one of the Company’s mines, the early payoff of Company debt and a charge related to the expected closure of the remaining operations of the Company’s Southern Precision subsidiary.  Income from discontinued operations in the quarter totaled $15.0 million, or $0.36 per diluted share.  This included a $20.1 million after-tax gain from the sale of the Company’s JW Aluminum subsidiary, offset by an additional $10.5 million loss on the sale of AIMCOR.  The additional AIMCOR loss primarily reflected the write-off of certain state and foreign tax benefits that the Company will likely not utilize.

“While the Company made significant progress on a number of strategic initiatives in 2003, we were clearly not satisfied with the operating results for the remainder of our businesses,” said

Chairman and Chief Executive Officer Don DeFosset.  “However, we foresee improvements in both the operating environments and performances of these businesses versus the second half of 2003 that should result in much improved financial results for the coming year.”

In the fourth quarter, the Company completed the sales of both AIMCOR and JW Aluminum, the sale of the resin-coated sand business of Southern Precision, and the sale of its former headquarters building.  Together these transactions generated gross proceeds in excess of $265 million that have principally been used to reduce borrowings and increase liquidity.  The progress on divestitures has been significant, reducing the complexity of Walter Industries, which is critical for devoting more focused efforts on core operations.

Fourth Quarter 2003 Financial Results

The net loss for the fourth quarter ended December 31, 2003 was $4.3 million, or $0.10 per diluted share.  This compares with earnings in the year-ago period of $14.6 million, or $0.33 per share.  The 2003 results reflected after-tax charges totaling $8.5 million, or $0.20 per diluted share, for the early closure of one of Jim Walter Resources’ coal mines, the early payoff of senior debt using proceeds from recent divestitures and a charge related to the expected shut-down of the remaining operations of the Southern Precision subsidiary.

Excluding charges for these special items, the loss from continuing operations was $10.8 million, or $0.26 per diluted share.  Fourth-quarter results from continuing operations reflected weaker performance in all operating segments, but the primary contributors were Natural Resources, Homebuilding and U.S. Pipe.  Two of Jim Walter Resources’ mines continued to face geologic issues that raised production costs and reduced output.  Homebuilding continued to face issues related to higher costs and lower home completion volume in the quarter, while U.S. Pipe experienced some temporary volume decreases related to the effects of a fourth-quarter price increase.  Quarterly results also reflected increased accruals for workers compensation of $5.9 million after taxes in several of the businesses as the result of increased loss experience and changes in actuarial assumptions.

Net sales and revenues were $319.8 million, down 1.2% for the quarter versus the year-ago period, with the decrease occurring principally at U.S. Pipe.  Earnings before senior debt interest, taxes, depreciation, amortization and non-cash post-retirement health benefits (EBITDA) totaled $34,000 during the fourth quarter, compared with $25.5 million in the prior-year period.  Net sales and revenues and EBITDA exclude amounts related to discontinued operations.

- more -

2003 Financial Results

The Company reported full year income from continuing operations of $3.3 million, or $0.08 per diluted share, and a loss from discontinued operations of $32.7 million, or $0.75 per diluted share. The net loss for the year was $29.0 million, or $0.67 per diluted share.  The Company reported a net loss of $1.17 per diluted share for 2002, after the $125.9 million after-tax cumulative impact of adopting FAS 142.  Net income, excluding the impact of adopting FAS 142, was $73.4 million, or $1.64 per diluted share, for the year ended December 31, 2002.

Excluding the impact of special items, the loss from continuing operations was $0.5 million, or $0.01 per diluted share in 2003, compared to income of $54.0 million, or $1.21 per diluted share in 2002.  More than half of this decline occurred in the Natural Resources segment where geologic problems impacted costs and production throughout the year.  Lower earnings at U.S. Pipe and in the Homebuilding segment were also significant contributors to the decrease.  While operating income for the Financing segment declined slightly, this business remains a consistent performer in terms of both earnings and cash flow generation.

Net sales and revenues were $1.3 billion for 2003, a 1.0% decrease from the previous year. Lower pipe volumes, partially offset by price increases, accounted for this decrease.  Earnings before senior debt interest, taxes, depreciation, amortization and non-cash post-retirement health benefits (EBITDA) totaled $60.1 million for 2003, compared with $149.2 million in 2002.  Net sales and revenues and EBITDA exclude amounts related to discontinued operations.

Fourth-Quarter Results By Operating Segment  (Continuing Operations Excl. Special Items)

The Homebuilding segment reported fourth-quarter revenues of $70.4 million, essentially flat with the year-ago period. This was the result of higher average net selling prices offsetting lower unit completion volumes.  Homebuilding completed 1,036 homes during the current quarter at an average net selling price of $67,900, compared with 1,084 homes at a $64,500 average price for the same period the previous year.  The higher average net selling price reflects the Company’s ongoing strategy to market and sell larger homes with more amenities.  The segment operating loss in the fourth quarter was $2.8 million, compared to operating income of $5.2 million in the prior year period.  This decrease was due to higher lumber, insurance and other costs that reduced margins and other costs incurred related to reorganization of the sales and construction groups and implementation of a new enterprise system.

A major focus for the Homebuilding segment in 2004 will be on increasing home sales and completions.  Jim Walter Homes has recently hired a new President, who is aggressively driving a number of significant new sales and marketing initiatives, such as expansion of the Company’s product lines.

The Financing segment reported quarterly revenues of $59.5 million compared with $57.9 million in the year-ago period.  Operating income decreased by $3.0 million, to $10.7 million, primarily due to a higher provision for losses, as a record level of bankruptcies and related foreclosures continue to move through the repossession and resale process.  Income was also impacted by increased expenses related to higher commissions paid for insurance placed on customer homes and costs related to implementation of new financial systems.  Prepayment speeds were 9.2% in the fourth quarter, down 100 basis points from the third quarter reflecting industry-wide increases in mortgage rates during the period.  Prepayment speeds were 6.8% in the prior-year period. Portfolio performance remained strong, as delinquencies (the percentage of amounts outstanding over 30 days past due) were 6.3% at December 31, 2003, equal to the level at the end of the third quarter and down from 7.6% at the end of last year.

The Industrial Products segment posted $106.2 million in revenues during the fourth quarter, compared to $111.2 million in the year-earlier period, due to lower pipe volumes, partially offset by price increases.  Operating income for the segment decreased by $4.8 million from $4.5 million in the prior-year period, as lower volumes and higher costs for scrap, natural gas, other raw materials, workers compensation and pensions were only partially offset by price increases and productivity improvements.  The Company recently announced its fourth price increase since June 2003 in response to higher scrap and other manufacturing costs.  These price increases, along with continued cost reductions and productivity improvements, are expected to drive a recovery in operating results at U.S. Pipe in 2004.

In the Natural Resources segment, profitability declined principally due to higher production costs and reduced coal output at Mine No. 5 as a result of an extensive fault, and lower production at Mine No. 7 as equipment downtime problems continued due to difficult geologic conditions.  As a result, the segment reported an operating loss of $11.5 million in the quarter, compared to an operating loss of $4.3 million in the prior year.

Jim Walter Resources sold 1.46 million tons of coal at an average price of $35.15 per ton in the fourth quarter, compared to 1.42 million tons at $36.58 per ton in the prior year’s quarter. The natural gas operation sold 2.09 billion cubic feet of gas in the fourth quarter at an average price of $4.23 per thousand cubic feet, compared to 2.28 billion cubic feet at $3.66 per thousand cubic feet in the prior-year quarter.

Jim Walter Resources announced in early December, its decision to close Mine No. 5 in late 2004, approximately two years earlier than originally scheduled.  The Company’s remaining two mines will benefit from the closure by redeploying highly skilled miners and equipment to increase productivity and reduce capital requirements.  Performance at Jim Walter Resources is expected to improve after the first quarter of 2004 when the existing panels with difficult geologic conditions are completed and mining moves to more productive areas.  The combination of better geologic conditions, efficiencies related to the announced closure of Mine No. 5 and expected solid increases in metallurgical coal pricing in the second half of this year, should return Jim Walter Resources to profitability in 2004.

Outlook

Based on current internal business forecasts and anticipated market conditions, Walter Industries expects to generate a 2004 first-quarter operating loss in the range of  $0.11 to $0.16 per share, and full-year earnings per share in the range of $0.60 to $0.75.  Both of these earnings estimates exclude special items.  As occurred in 2003, non-controllable items like geologic conditions and scrap iron costs can cause significant variances in operating results.

Conference Call Webcast

Walter Industries Chairman and CEO Don DeFosset and members of the Company’s leadership team will discuss quarterly results and other general business matters on a conference call and live Webcast to be held on Wednesday, February 4, 2004, at 9:00 a.m. Eastern time.  To listen to the event live or in archive, visit the Company Web site at www.walterind.com.

Walter Industries, Inc. is a diversified company with annual revenues of $1.3 billion.  The Company is a leader in homebuilding, home financing and water transmission products. Based in Tampa, Florida, the Company employs approximately 5,400 people.  For more information about Walter Industries, please call Joe Troy, Senior Vice President-Financial Services at (813) 871-4404, or visit the corporate Web site at www.walterind.com.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from forecasted results.  Those risks include, among others, changes in customers’ demand for the Company’s products, changes in raw material and equipment costs and availability, geologic conditions or changes in extraction costs in the Company’s mining operations, changes in customer orders, pricing actions by the Company’s competitors, and general changes in economic conditions.  Risks associated with forward-looking statements are more fully described in the Company’s filings with the Securities and Exchange Commission. The Company assumes no duty to update its outlook statements as of any future date.

WALTER INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED EARNINGS PER SHARE

Unaudited

	For the three months ended December 31,
	2003	2002

Basic Net Income (Loss) per share:

Basic income (loss) per share before special items and discontinued operations	$(0.26)	$0.16
Special Items:
Mine No. 5 shutdown costs	(0.10)	—
Shutdown of remaining Southern Precision operations	(0.06)	—
Charge related to early redemption of senior debt	(0.04)	—
Income (loss) from continuing operations	(0.46)	0.16
Discontinued Operations	0.36	0.17

Basic Net Income (Loss) per share	$(0.10)	$0.33

Weighted average number of basic shares outstanding	41,856,987	44,359,573

Diluted Net Income (Loss) per share:

Diluted income (loss) per share before special items and discontinued operations	$(0.26)	$0.16
Special Items:
Mine No. 5 shutdown costs	(0.10)	—
Shutdown of remaining Southern Precision operations	(0.06)	—
Charge related to early redemption of senior debt	(0.04)	—
Income (loss) from continuing operations	(0.46)	0.16
Discontinued Operations	0.36	0.17

Diluted Net Income (Loss) per share	$(0.10)	$0.33

Weighted average number of diluted shares outstanding (1)	41,856,987	44,636,313

(1)                                  Weighted average basic shares outstanding was used in 2003, as the use of fully diluted shares would have had an anti-dilutive effect.

WALTER INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

($ in Thousands )

Unaudited

	For the three months ended December 31,
	2003	2002
Net sales and revenues:
Net sales	$259,223	$262,188
Time charge income	53,757	55,009
Miscellaneous	6,776	6,331
	319,756	323,528

Cost and expenses:
Cost of sales	231,205	218,586
Depreciation	12,915	12,111
Selling, general and administrative	45,559	40,578
Provision for losses on instalment notes	4,416	3,325
Postretirement benefits	1,653	2,767
Interest expense	41,068	36,124
Amortization of other intangibles	1,448	1,722
Restructuring and impairment charges	9,255	—
	347,519	315,213

Income (loss) from continuing operations before income tax expense	(27,763)	8,315

Income tax benefit (expense)	8,467	(1,260)

Income (loss) from continuing operations	(19,296)	7,055
Discontinued Operations, net of taxes (including a net gain from sales of discontinued operations of $9.6 million, net of taxes, in 2003).	15,000	7,545

Net Income (Loss)	$(4,296)	$14,600

Add (deduct) Special Items and Discontinued Operations, net of tax:
Mine No. 5 shutdown costs	$4,354	$—
Shutdown of remaining Southern Precision operations	2,456	—
Other restructuring and impairment charges	96	—
Charge related to early redemption of senior debt	1,560	—
Discontinued Operations	(15,000)	(7,545)

Income (loss) before special items and discontinued operations	$(10,830)	$7,055

WALTER INDUSTRIES, INC. AND SUBSIDIARIES

RESULTS BY OPERATING SEGMENT

($ in Thousands)

Unaudited

	For the three months ended December 31,
	2003	2002

NET SALES AND REVENUES:
Homebuilding	$70,388	$70,293
Financing	59,511	57,882
Industrial Products	106,165	111,232
Natural Resources	60,452	60,686
Other	25,861	29,770
Consolidating Eliminations	(2,621)	(6,335)
	$319,756	$323,528

OPERATING INCOME (LOSS):
Homebuilding	$(2,793)	$5,188
Financing	10,707	13,748
Industrial Products	(2,786)	4,524
Natural Resources	(18,162)	(4,255)
Other	(5,902)	(5,690)
Consolidating eliminations	(626)	(827)
Operating income (loss)	(19,562)	12,688
Senior debt interest expense	(8,201)	(4,373)
Income (loss) from continuing operations before income tax expense	$(27,763)	$8,315

WALTER INDUSTRIES, INC. AND SUBSIDIARIES

RESULTS BY OPERATING SEGMENT EXCLUDING

RESTRUCTURING AND IMPAIRMENT CHARGES AND DISCONTINUED OPERATIONS

($ in Thousands)

Unaudited

	For the three months ended December 31,
	2003	2002

PRO FORMA OPERATING INCOME (LOSS): (1)
Homebuilding	$(2,793)	$5,188
Financing	10,707	13,748
Industrial Products	(279)	4,524
Natural Resources	(11,464)	(4,255)
Other	(5,806)	(5,690)
Consolidating eliminations	(626)	(827)

Operating income (loss)	(10,261)	12,688
Senior debt interest expense	(5,801)	(4,373)

Pro forma pre-tax operating income (loss)	(16,062)	8,315
Add (deduct):
Mine No. 5 shutdown costs (3)	(6,698)	—
Shutdown of remaining Southern Precision operations (4)	(2,456)	—
Other restructuring and impairment charges	(147)	—
Charge related to early redemption of senior debt (5)	(2,400)	—

Income (loss) from continuing operations before income tax expense	$(27,763)	$8,315

EBITDA: (2)
Homebuilding	$(2,119)	$6,442
Financing	12,343	15,528
Industrial Products	4,972	11,309
Natural Resources	(9,490)	(2,130)
Other	(5,672)	(5,626)

EBITDA	$34	$25,523

FREE CASH FLOW: (6)
Cash flow from continuing operating activities	33,295	59,171
Less: Additions to property, plant and equipment, net of retirements	(13,106)	(12,824)
Cash flow (used in) provided by discontinued operations, net of additions to PP&E	(6,683)	3,279
Free cash flow	$13,506	$49,626

(1)                                  Management believes these financial measures provide improved comparability and consistency associated with recurring operating results.

(2)                                  Refer to footnote (2) within “Reconciliation of GAAP Results to Non-GAAP Results”.

(3)                                  Mine No. 5 shutdown costs consist of $5,790 related to OPEB curtailment and $908 of other shutdown costs.

(4)                                  Consists of charges related to the shutdown of the remaining Southern Precision operations.

(5)                                  Interest charges related to accelerated amortization of debt acquisition costs resulting from mandatory debt repayments from proceeds received through the sales of AIMCOR and JW Aluminum.

(6)                                  Free Cash Flow, which is a non-GAAP financial measure, equals net cash provided by operating activities less net cash used in acquiring property, plant and equipment, net of retirements. This measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flow as determined in accordance with accounting principles generally accepted in the United States of America. The Company’s management uses Free Cash Flow to evaluate the operating performance of its business. The Company believes Free Cash Flow is used by some investors, analysts, lenders and other parties to measure the Company’s performance over time. The Company’s management also uses this metric to measure cash flows generated from operations that could be used to service debt, fund future capital expenditures, pay dividends or pay taxes. Free Cash Flow does not give effect to cash used for debt service requirements, and thus does not reflect funds available for investment or other discretionary uses. Free Cash Flow as presented herein may not be comparable to similarly titled measures reported by other companies. Therefore, in evaluating Free Cash Flow data, investors should consider, among other factors: the non-GAAP nature of Free Cash Flow data; the GAAP financial statement amounts; actual cash flows and results of operations; the actual availability of funds for debt service, capital expenditures and working capital; and the comparability of our Free Cash Flow data to similarly titled measures reported by other companies

WALTER INDUSTRIES, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP (1) RESULTS TO NON-GAAP RESULTS

($ in Thousands)

Unaudited

	For the three months ended December 31,
	2003	2002
Reconciliation of EBITDA to Net Income (Loss)

EBITDA: (2)	$34	$25,523
Add (deduct) :
Depreciation	(12,915)	(12,111)
Amortization of definite lived intangibles	(1,448)	(1,722)
Postretirement benefits expense less than cash payments	3,109	998
Non-cash restructuring and impairment charges (4)	(8,342)	—
Senior debt interest expense	(8,201)	(4,373)
Income tax benefit (expense)	8,467	(1,260)
Discontinued operations, net of tax	15,000	7,545
Net income (loss)	$(4,296)	$14,600

Reconciliation of EBITDA to Cash Flow Provided by Continuing Operations

EBITDA (2)	$34	$25,523
Add (deduct) :
Senior debt interest expense	(8,201)	(4,373)
Income tax benefit (expense)	8,467	(1,260)
Provision for losses on instalment notes receivables	4,416	3,325
Benefit from deferred income taxes	(1,166)	(1,236)
Provision for other long term liabilities	7,109	4,617
Amortization of debt expense	4,102	956
Other changes in working capital (3)	18,534	31,619
Cash flow provided by continuing operations	$33,295	$59,171

(1)                                  Generally accepted accounting principles.

(2)                                  EBITDA is defined as earnings before senior debt interest expense, income taxes, depreciation, amortization, postretirement benefits in excess of (or less than) cash payments, non-cash restructuring and impairment charges, discontinued operations, cumulative effect of change in accounting principle and other non-recurring charges as specifically identified. EBITDA does not represent, and should not be considered as, an alternative to net income or cash flows from operating activities, each as determined in accordance with GAAP. Moreover, EBITDA does not necessarily indicate whether cash flow activities will be sufficient for items such as working capital or debt service or to react to industry changes or changes in the economy in general. The amounts included in the EBITDA calculation are derived from amounts included in the historical statements of income data. We believe that EBITDA is a measure commonly used to evaluate a company’s performance and its performance relative to its financial obligations. In addition, multiples of current or projected EBITDA are used to estimate current or prospective enterprise value. Further we believe that EBITDA assists investors in comparing a company’s performance on a consistent basis and EBITDA is used by our lenders to confirm compliance with our loan covenants, by rating agencies in helping assess our credit rating and by other parties to measure the company’s performance over time. Because our method for calculating EBITDA may differ from other companies’ methods, the EBITDA measures presented by us may not be comparable to similarly titled measures reported by other companies. Therefore, in evaluating EBITDA data, investors should consider, among other factors: the non-GAAP nature of EBITDA data; the GAAP financial statement amounts; actual cash flows and results of operations; the actual availability of funds for debt service, capital expenditures and working capital; and the comparability of our EBITDA data to similarly titled measures reported by other companies.

(3)                                  Consists of short-term investments, marketable securities, instalment notes receivable, receivables, inventories, prepaid expenses, accounts payable, accrued expenses, income taxes payable and accrued interest.

(4)                                  Consists of Mine No. 5 shutdown costs of $5,790 related to OPEB curtailment, $2,456 related to the shutdown of the remaining Southern Precision operations, and $96 related to other restructuring and impairment charges.

WALTER INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED EARNINGS PER SHARE

Unaudited

	For the twelve months ended December 31,
	2003	2002

Basic Net Income (Loss) per share:

Basic income (loss) per share before special items, discontinued operations and cumulative effect of change in accounting principle	$(0.01)	$1.22
Special Items:
Sloss bad debt charge-off	—	(0.04)
Mine No. 5 shutdown costs	(0.10)	—
Shutdown of remaining Southern Precision operations	(0.06)	—
Charge related to early redemption of senior debt	(0.04)	—
Shutdown of U.S. Pipe Castings plant	(0.09)	—
Write-off of former Corporate headquarters building sold in 2003	(0.02)	—
Litigation expense	(0.10)	—
Income tax settlement	0.50	—
Income from continuing operations	0.08	1.18
Discontinued Operations	(0.75)	0.48
Cumulative effect of change in accounting principle	—	(2.85)
Basic Net Loss per share	$(0.67)	$(1.19)

Weighted average number of basic shares outstanding	43,025,909	44,318,452

Diluted Net Income (Loss) per share:

Diluted income (loss) per share before special items, discontinued operations and cumulative effect of change in accounting principle	$(0.01)	$1.21
Special Items:
Sloss bad debt charge-off	—	(0.04)
Mine No. 5 shutdown costs	(0.10)	—
Shutdown of remaining Southern Precision operations	(0.06)	—
Charge related to early redemption of senior debt	(0.03)	—
Shutdown of U.S. Pipe Castings plant	(0.09)	—
Write-off of former Corporate headquarters building sold in 2003	(0.02)	—
Litigation expense	(0.10)	—
Income tax settlement	0.49	—
Income from continuing operations	0.08	1.17
Discontinued Operations	(0.75)	0.47
Cumulative effect of change in accounting principle	—	(2.81)
Diluted Net Loss per share	$(0.67)	$(1.17)

Weighted average number of diluted shares outstanding	43,363,826	44,726,474

WALTER INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

($ in Thousands )

Unaudited

	For the twelve months ended December 31,
	2003	2002
Net sales and revenues:
Net sales	$1,084,426	$1,096,737
Time charge income	220,401	220,499
Miscellaneous	20,634	21,888
	1,325,461	1,339,124

Cost and expenses:
Cost of sales	921,961	862,417
Depreciation	53,376	51,418
Selling, general and administrative	171,840	167,173
Provision for losses on instalment notes	15,660	12,400
Postretirement benefits	8,080	15,684
Interest expense	151,916	153,199
Amortization of other intangibles	6,132	7,225
Litigation expense	6,500	—
Restructuring and impairment charges	16,792	—
	1,352,257	1,269,516

Income (loss) from continuing operations before income tax expense	(26,796)	69,608
Income tax benefit (expense) (1)	30,115	(17,330)

Income from continuing operations	3,319	52,278
Discontinued Operations, net of taxes (including a net loss from sales of discontinued operations of $51.4 million, net of taxes, in 2003).	(32,700)	21,147
Cumulative effect of change in accounting principle, net of income tax expense (benefit) of $123 & ($75,053)	376	(125,947)

Net Loss	$(29,005)	$(52,522)

Add (Deduct) Special Items, Discontinued Operations and Cumulative Effect of Change in Accounting Principle, net of tax:
Sloss bad debt charge-off	$—	$1,676
Mine No. 5 shutdown costs	4,354	—
Shutdown of remaining Southern Precision operations	2,456	—
Charge related to early redemption of senior debt	1,560	—
Shutdown of U.S. Pipe Castings plant	3,860	—
Write-off of former Corporate headquarters building sold in 2003	1,135	—
Litigation expense	4,200	—
Income tax settlement	(21,425)	—
Discontinued Operations	32,700	(21,147)
Cumulative effect of change in accounting principle	(376)	125,947

Income (loss) before special items, cumulative effect of change in accounting principle, and discontinued operations	$(541)	$53,954

(1)                                  2003 includes the tax benefit related to the income tax settlement.

WALTER INDUSTRIES, INC. AND SUBSIDIARIES

RESULTS BY OPERATING SEGMENT

($ in Thousands)

Unaudited

	For the twelve months ended December 31,
	2003	2002

NET SALES AND REVENUES:
Homebuilding	$276,855	$270,166
Financing	239,754	240,955
Industrial Products	461,850	489,214
Natural Resources	257,835	249,823
Other	106,995	109,825
Consolidating Eliminations	(17,828)	(20,859)
	$1,325,461	$1,339,124

OPERATING INCOME (LOSS):
Homebuilding	$1,450	$17,109
Financing	51,891	54,957
Industrial Products	(11,946)	26,190
Natural Resources	(25,564)	22,444
Other	(17,394)	(28,530)
Consolidating eliminations	(2,661)	(4,436)
Operating income (loss)	(4,224)	87,734
Senior debt interest expense	(22,572)	(18,126)
Income (loss) from continuing operations before income tax expense	$(26,796)	$69,608

WALTER INDUSTRIES, INC. AND SUBSIDIARIES

RESULTS BY OPERATING SEGMENT EXCLUDING

RESTRUCTURING, IMPAIRMENT, OTHER CHARGES / CREDITS AND DISCONTINUED OPERATIONS

($ in Thousands)

Unaudited

	For the twelve months ended December 31,
	2003	2002

PRO FORMA OPERATING INCOME (LOSS): (1)
Homebuilding	$1,450	$17,109
Financing	51,891	54,957
Industrial Products	2,948	26,190
Natural Resources	(18,866)	22,444
Other	(15,648)	(25,952)
Consolidating eliminations	(2,661)	(4,436)

Operating Income	19,114	90,312
Senior debt interest expense	(22,672)	(18,126)

Pro forma pre-tax operating income (loss)	(3,558)	72,186
Add (deduct):
Bad debt write-off at Sloss	—	(2,578)
Mine No. 5 shutdown costs (3)	(6,698)	—
Shutdown of remaining Southern Precision operations	(2,456)	—
Charge related to early redemption of senior debt (4)	(2,400)	—
Shutdown of U.S. Pipe Castings plant	(5,938)	—
Write-off of former Corporate headquarters building sold in 2003	(1,746)	—
Litigation expense	(6,500)	—
Interest accrual reversal on income tax settlement	2,500	—

Income (loss) from continuing operations before income tax expense	$(26,796)	$69,608

EBITDA: (2)
Homebuilding	$5,300	$21,976
Financing	58,688	62,096
Industrial Products	17,652	53,799
Natural Resources	(5,795)	34,792
Other	(15,761)	(23,484)
EBITDA	$60,084	$149,179

FREE CASH FLOW: (5)
Cash flow from continuing operating activities	36,861	87,441
Less: Additions to property, plant and equipment, net of retirements	(49,277)	(59,566)
Cash flow from discontinued operations, net of additions to PP&E	(8,244)	25,404
Free cash flow	$(20,660)	$53,279

(1)                                  Management believes these financial measures provide improved comparability and consistency associated with recurring operating results.

(2)                                  Refer to footnote (2) within “Reconciliation of GAAP Results to Non-GAAP Results”.

(3)                                  Mine No. 5 shutdown costs consist of ($5,790) related to OPEB curtailment and ($908) other shutdown costs.

(4)                                  Interest charges related to accelerated amortization of debt acquisition costs resulting from mandatory debt repayments from proceeds received through the sales of AIMCOR and JW Aluminum.

(5)                                  Free Cash Flow, which is a non-GAAP financial measure, equals net cash provided by operating activities less net cash used in acquiring property, plant and equipment, net of retirements.  This measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flow as determined in accordance with accounting principles generally accepted in the United States of America.  The Company’s management uses Free Cash Flow to evaluate the operating performance of its business.  The Company believes Free Cash Flow is used by some investors, analysts, lenders and other parties to measure the Company’s performance over time. The Company’s management also uses this metric to measure cash flows generated from operations that could be used to service debt, fund future capital expenditures, pay dividends or pay taxes.  Free Cash Flow does not give effect to cash used for debt service requirements, and thus does not reflect funds available for investment or other discretionary uses. Free Cash Flow as presented herein may not be comparable to similarly titled measures reported by other companies. Therefore, in evaluating Free Cash Flow data, investors should consider, among other factors: the non-GAAP nature of Free Cash Flow data; the GAAP financial statement amounts; actual cash flows and results of operations; the actual availability of funds for debt service, capital expenditures and working capital; and the comparability of our Free Cash Flow data to similarly titled measures reported by other companies

WALTER INDUSTRIES, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP (1) RESULTS TO NON-GAAP RESULTS

($ in Thousands)

Unaudited

	For the twelve months ended December 31,
	2003	2002
Reconciliation of EBITDA to Net Loss

EBITDA: (2)	$60,084	$149,179
Add (Deduct):
Depreciation	(53,376)	(51,418)
Amortization of definite lived intangibles	(6,132)	(7,225)
Postretirement benefits expense less than (in excess of) cash payments	9,892	(224)
Non-cash restructuring and impairment charges (4)	(14,692)	—
Senior debt interest expense	(22,572)	(18,126)
Income tax benefit (expense)	30,115	(17,330)
Bad debt write-off at Sloss Industries	—	(2,578)
Cumulative effect of change in accounting principle, net of tax	376	(125,947)
Discontinued operations, net of tax	(32,700)	21,147
Net loss	$(29,005)	$(52,522)

Reconciliation of EBITDA to Cash Flow Provided by Continuing Operations

EBITDA (2)	$60,084	$149,179
Add (deduct) :
Senior debt interest expense	(22,572)	(18,126)
Income tax benefit (expense)	30,115	(17,330)
Bad debt write-off at Sloss Industries	—	(2,578)
Provision for losses on installment notes receivables	15,660	12,399
Provision for deferred income taxes	2,820	10,512
Provision for (benefit from) other long term liabilities	1,827	7,066
Amortization of debt expense	8,553	4,758
Other changes in working capital (3)	(59,626)	(58,439)
Cash flow provided by continuing operations	$36,861	$87,441

(1)                                  Generally accepted accounting principles.

(2)                                  EBITDA is defined as earnings before senior debt interest expense, income taxes, depreciation, amortization, postretirement benefits in excess of (or less than) cash payments, non-cash restructuring and impairment charges, discontinued operations, cumulative effect of change in accounting principle and other non-recurring charges as specifically identified.  EBITDA does not represent, and should not be considered as, an alternative to net income or cash flows from operating activities, each as determined in accordance with GAAP.  Moreover, EBITDA does not necessarily indicate whether cash flow activities will be sufficient for items such as working capital or debt service or to react to industry changes or changes in the economy in general.  The amounts included in the EBITDA calculation are derived from amounts included in the historical statements of income data.  We believe that EBITDA is a measure commonly used to evaluate a company’s performance and its performance relative to its financial obligations.  In addition, multiples of current or projected EBITDA are used to estimate current or prospective enterprise value.  Further we believe that EBITDA assists investors in comparing a company’s performance on a consistent basis and EBITDA is used by our lenders to confirm compliance with our loan covenants, by rating agencies in helping assess our credit rating and by other parties to measure the company’s performance over time.  Because our method for calculating EBITDA may differ from other companies’ methods, the EBITDA measures presented by us may not be comparable to similarly titled measures reported by other companies. Therefore, in evaluating EBITDA data, investors should consider, among other factors: the non-GAAP nature of EBITDA data; the GAAP financial statement amounts; actual cash flows and results of operations; the actual availability of funds for debt service, capital expenditures and working capital; and the comparability of our EBITDA data to similarly titled measures reported by other companies.

(3)                                  Consists of short-term investments, marketable securities, instalment notes receivable, receivables, inventories, prepaid expenses, accounts payable, accrued expenses, income taxes payable and accrued interest.

(4)                                  Consists of Mine No. 5 shutdown costs of $5,790 related to the OPEB curtailment, $2,456 related to the shutdown of the remaining Southern Precision operations, $1746 for the write-off of the former Corporate headquarters building sold in 2003 and restructuring charges of $4,700 related to U.S. Pipe Anniston, Al Castings Division.

WALTER INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in Thousands)

Unaudited

	December 31, 2003	December 31, 2002
ASSETS
Cash and cash equivalents	$59,982	$8,234
Short-term investments, restricted	100,315	97,886
Marketable securities	652	1,610
Instalment notes receivable, net	1,757,832	1,717,723
Receivables, net	155,497	160,013
Income tax receivables	17,271	9,776
Inventories	215,855	189,308
Prepaid expenses	6,528	7,645
Property, plant and equipment, net	352,529	360,428
Assets held for sale	—	12,171
Assets of discontinued operations held for sale	—	417,932
Investments	6,326	6,629
Deferred income taxes	47,498	—
Unamortized debt expense	35,810	35,253
Other long-term assets, net	35,472	36,976
Goodwill and other intangibles, net	149,962	158,550
	$2,941,529	$3,220,134

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$99,889	$94,730
Accrued expenses	109,136	101,817
Debt:
Mortgage-backed/asset-backed notes	1,829,898	1,776,020
Other senior debt	113,754	308,900
Accrued interest	17,119	18,652
Liabilities of discontinued operations held for sale	—	88,080
Deferred income taxes	—	5,134
Accumulated postretirement benefits obligation	292,300	296,402
Other long-term liabilities	202,823	191,405
Stockholders’ equity	276,610	338,994
	$2,941,529	$3,220,134

WALTER INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in Thousands)

Unaudited

	For the twelve months ended December 31,
	2003	2002

OPERATING ACTIVITIES
Income from continuing operations	$3,319	$52,278
Adjustments to reconcile income to net cash provided by (used in) continuing operations;
Provision for losses on instalment notes receivable	15,660	12,399
Depreciation	53,376	51,418
Provision for deferred income taxes	2,820	10,512
Accumulated postretirement benefits obligation	(9,892)	224
Provision for (benefit from) other long-term liabilities	1,827	7,066
Amortization of other intangibles	6,132	7,225
Amortization of debt expense	8,553	4,758
Restructuring and impairment charges	14,692	—

Decrease (increase) in assets:
Short-term investments, restricted	(2,429)	28,865
Marketable securities	958	(111)
Instalment notes receivable	(55,769)	(40,349)
Receivables, net	20,714	(18,102)
Income taxes receivable	(7,495)	(16,946)
Inventories	(26,547)	2,141
Prepaid expenses	1,117	(1,459)
Increase (decrease) in liabilities:
Accounts payable	5,159	17,146
Accrued expenses	6,199	(25,764)
Accrued interest	(1,533)	(3,860)
Cash flows provided by continuing operations	36,861	87,441

Cash flows provided by discontinued operations	13,663	36,003

Cash flows provided by operating activities	50,524	123,444

INVESTING ACTIVITIES
Additions to property, plant and equipment, net of retirements	(49,277)	(59,566)
Decrease in investments and other assets, net	1,806	6,171
Disposal of assets held for sale	10,425	162
Additions to property, plant and equipment of discontinued operations	(21,907)	(10,599)
Proceeds from sale of subsidiaries, net of cash disposed	242,286	—
Cash flows provided by (used in) investing activities	183,333	(63,832)

FINANCING ACTIVITIES
Issuance of debt	1,209,331	693,714
Retirement of debt	(1,351,887)	(750,736)
Additions to unamortized debt expense	(7,822)	(93)
Purchases of treasury stock	(27,566)	(1,887)
Dividends paid	(5,140)	(5,314)
Exercise of employee stock options	975	2,722
Cash flows used in financing activities	(182,109)	(61,594)

Net increase (decrease) in cash and cash equivalents	51,748	(1,982)
Cash and cash equivalents at beginning of period	8,234	10,216
Cash and cash equivalents at end of period	$59,982	$8,234

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